                                                                     Exhibit 3.1

                        THE COMPANIES LAW (2004 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES



                              AMENDED AND RESTATED
                             MEMORANDUM AND ARTICLES


                                       OF


                                   ASSOCIATION


                                       OF



                           --------------------------

                        SOLARFUN POWER HOLDINGS CO., LTD.

                           --------------------------



               (ADOPTED BY SPECIAL RESOLUTION DATED 27 JUNE, 2006)

                        THE COMPANIES LAW (2004 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES


                              AMENDED AND RESTATED
                            MEMORANDUM OF ASSOCIATION
                                       OF
                        SOLARFUN POWER HOLDINGS CO., LTD.
               (ADOPTED BY SPECIAL RESOLUTION DATED 27 JUNE, 2006)


1    The name of the Company is SOLARFUN POWER HOLDINGS CO., LTD.

2 The registered office of the Company shall be at the offices of M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3 The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2004 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4 The liability of each Shareholder is limited to the amount from time to time unpaid on such Shareholder's Shares.

5 The share capital of the Company is US$50,000 being the aggregate of (i) 400,000,000 voting Ordinary Shares each with a par value of US$0.0001 and
     (ii) 100,000,000 voting convertible Preference Shares each with a par value of US$0.0001 and 100,000,000 of which shall be designated as Series A Preference Shares.

6 The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7 Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

                        THE COMPANIES LAW (2004 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES


                              AMENDED AND RESTATED
                             ARTICLES OF ASSOCIATION
                                       OF
                        SOLARFUN POWER HOLDINGS CO., LTD.
               (ADOPTED BY SPECIAL RESOLUTION DATED 27 JUNE, 2006)


                                 INTERPRETATION


1 In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:


    "AFFILIATE"               means, with respect to any Person, any other
                              Person directly or indirectly controlling,
                              controlled by, or under common control with such
                              Person (including any Subsidiary) and "AFFILIATES"
                              and "AFFILIATED" shall have correlative meanings.
                              For the purpose of this definition, the term
                              "CONTROL" (including with correlative meanings,
                              the terms "CONTROLLING", "CONTROLLED BY" and
                              "UNDER COMMON CONTROL WITH"), as used with respect
                              to any Person, shall mean the possession, directly
                              or indirectly, of the power to direct or cause the
                              direction of the management and policies of such
                              Person, whether through the ownership of voting
                              securities or by contract or otherwise. Without
                              prejudice to the foregoing, any fund, collective
                              investment scheme, trust, partnership, including
                              without limitation, any co-investment partnership,
                              special purpose or other vehicle or any subsidiary
                              or affiliate of any of the foregoing, which is
                              controlled by Citigroup Inc. or any of its direct
                              or indirect subsidiaries as well as any or all of
                              Citigroup Venture Capital International Growth
                              Partnership, L.P., Citigroup Venture Capital
                              International Partnership G.P., shall be deemed to
                              be an "Affiliate" of CVCI.

    "ARTICLES"                means these articles of association of the Company
                              as may be amended, restated or superseded from
                              time to time.

    "AUDITOR"                 means the person for the time being performing the
                              duties of auditor of the Company (if any).

    "BANKRUPTCY EVENT"        means with respect to any Person (the "BANKRUPTCY
                              PARTY"), (a) the commencement by it of a
                              Bankruptcy Proceeding with respect to itself or
                              the consent by it to be subject to a Bankruptcy
                              Proceeding commenced by another Person, (b) the
                              commencement by another Person of a Bankruptcy
                              Proceeding with respect to the Bankruptcy Party
                              that remains unstayed or undismissed for a period
                              of thirty (30) consecutive days, (c) the
                              appointment of or taking possession by a Receiver
                              over the Bankruptcy Party or any substantial part
                              of its property, (d) the making by the Bankruptcy
                              Party of a general assignment for the benefit of
                              its creditors or the admission by the Bankruptcy
                              Party in writing of its inability to generally pay
                              its debts as they become due, (e) the entry by a
                              court having jurisdiction over the Bankruptcy
                              Party or a substantial part of its property of an
                              Order for relief under any Bankruptcy Law which
                              remains unstayed or undismissed for a period of
                              thirty (30) consecutive days, (i) adjudging the
                              Bankruptcy Party bankrupt or insolvent, (ii)
                              approving as properly filed a petition seeking the
                              reorganization or other similar relief with
                              respect to the Bankruptcy Party, (iii) appointing
                              a Receiver over the Bankruptcy Party or any
                              substantial part of its property or (iv) otherwise
                              ordering the winding up and liquidation of the
                              Bankruptcy Party or (f) the occurrence of any
                              event similar to (a), (b), (c), (d) or (e) under
                              any applicable Law with respect to the Bankruptcy
                              Party.

    "BANKRUPTCY LAW"          means any bankruptcy, insolvency, reorganization,
                              composition, moratorium or other similar Law.

    "BANKRUPTCY PROCEEDING"   means a case or proceeding under any Bankruptcy
                              Law wherein a Person may be adjudicated bankrupt,
                              insolvent or become subject to an Order of
                              reorganization, arrangement, adjustment, winding
                              up, dissolution, composition or other similar
                              Order.

    "BOARD"                   means the board of directors of the Company.

    "BUSINESS DAY"            means a day other than Saturday, Sunday or any day
                              on which banks located in New York, Hong Kong or
                              PRC are authorized or obligated to close.

    "CAUSE" means (a) a Director's or officer's willful or continued failure to substantially perform his or her duties, (b) such Director or officer being convicted or under formal investigation in a criminal proceeding (other than traffic violations or other minor infractions), (c) such Director or other officer being censured or subject to equivalent action by any internationally recognized securities exchange, or (d) such Director or officer being subject to a Bankruptcy
                              Event.

    "CVCI"                    means Citigroup Venture Capital International
                              Growth Partnership, L.P., and Citigroup Venture
                              Capital International Co-Investment, L.P., each a limited partnership organized under the laws of the Cayman Islands and their Permitted Transferee.

    "CLOSING"                 means the date of completion of the transactions
                              contemplated in the Purchase Agreement.

    "CONTROLLING INDIVIDUAL"  means Yonghua Lu, Hanfei Wang, Rongqiang Cui,
                              Yongliang Gu, Haijuan Yu, Xingxu Tong, Yuting Wang and Min Cao.

    "COMPANY"                 means Solarfun Power Holdings Co., Ltd.

    "DEFINITIVE
     DOCUMENTATION"           means the documents set forth in Schedule 7.9 of
                              the Purchase Agreement.

    "DIRECTORS"               means the directors for the time being of the
                              Company.

    "DIVIDEND"                includes an interim dividend.

    "ELECTRONIC RECORD"       has the same meaning as in the Electronic
                              Transactions Law (2003 Revision).

    "ENCUMBRANCE"             means (a) any mortgage, charge (whether fixed or
                              floating), pledge, lien, hypothecation,
                              assignment, deed of trust, title retention,
                              security interest or other encumbrance of any kind
                              securing, or conferring any priority of payment in
                              respect of, any obligation of any Person,
                              including any right granted by a transaction
                              which, in legal terms, is not the granting of
                              security but which has an economic or financial
                              effect similar to the granting of security under
                              applicable Law, (ii) any lease, sub-lease,
                              occupancy agreement, easement or covenant granting
                              a right of use or occupancy to any Person, (iii)
                              any proxy, power of attorney, voting trust
                              agreement,

                              interest, option, right of first offer,
                              negotiation or refusal or Transfer restriction in favour of any Person and (iv) any adverse claim as to title, possession or use.

    "EQUITY SECURITIES"       means the capital stock, membership interests,
                              partnership interests, registered capital or other
                              ownership interest in any Person or any options,
                              warrants or other securities that are directly or
                              indirectly convertible into, or exercisable or
                              exchangeable for, such capital stock, membership
                              interests, partnership interests, registered
                              capital or other ownership interests (whether or
                              not such derivative securities are issued by such
                              Person) and includes the Shares.

    "EXISTING SHAREHOLDER"    means Forever-brightness Investments Limited, WHF
                              Investment Co., Ltd., Yongfa Solar Power
                              Investment Holding Ltd., YongGuan Solar Power
                              Investment Holding Ltd., Yonghua Solar Power
                              Investment Holding Ltd., Yongliang Solar Power
                              Investment Holding Ltd., Yongqiang Solar Power
                              Investment Holding Ltd. and YongXing Solar Power
                              Investment Holding Ltd. and shall include any
                              Permitted Transferee who is an Affiliate of an
                              Existing Shareholder. Each of the Existing
                              Shareholders shall be referred to as an "EXISTING
                              SHAREHOLDER".

    "GOVERNMENT AUTHORITY"    means any court, tribunal, arbitrator, authority,
                              agency, commission, official or other
                              instrumentality of the United States of America,
                              the PRC and the Cayman Islands, any other country
                              or territory or any province, state, country, city
                              or other political subdivision of the United
                              States of America, the PRC and the Cayman Islands
                              or any other country or territory.

    "INITIAL PUBLIC OFFERING" means the first Public Offering of Equity
                              Securities of a Person upon the consummation of which such securities are listed on an internationally recognized securities exchange.

    "INVESTOR DIRECTOR"       means the directors nominated by the Investors in
                              accordance with the Shareholders Agreement and
                              appointed in accordance with these Articles, who
                              shall initially include each of Timothy Chang,
                              Anthony Lam, Xihong Deng, Linan Zhu and an
                              individual to be nominated by Good Energies

    "INVESTORS"               means CVCI, Hony Capital II L.P., a limited
                              partnership

                              organized under the laws of the Cayman Islands
                              ("HONY"), LC Fund III L.P., a limited partnership organized under the laws of the Cayman Islands
                              ("LC" and together with Hony "LEGEND"), Mohamed
                              Nasser Haram, Rasheed Yar Khan, and Good Energies
                              Investments Limited, a company organized under the laws of Jersey ("GOOD ENERGIES"). Each of the Investors shall be referred to individually as an "INVESTOR".

    "LAW" means any law, treaty, statute, ordinance, code, rule or regulation of any Government Authority or any Order.

    "LIQUIDATION
     DISTRIBUTION"            means, in relation to a Preference Share, an
                              amount of money payable in the event of the
                              Company's liquidation or dissolution equal to the
                              higher of (i) 115% of the RMB Investment Amount
                              plus all arrears or accruals of annual Dividends
                              in relation to the Preference Shares pursuant to
                              Article 126 plus any Dividends declared but unpaid
                              by the Company that Preference Shares are entitled
                              to on a fully-diluted and as-converted basis and
                              (ii) the amount that the Investors are entitled to
                              receive on a fully diluted and as-converted basis
                              from the assets of the Company available for
                              distribution.

    "LIQUIDATION EVENT"       means (i) any acquisition of the Company by means
                              of merger or other form of corporate
                              reorganization in which outstanding Shares of the
                              Company are exchanged for securities or other
                              consideration issued, or caused to be issued, by
                              the acquiring corporation or its subsidiary (other
                              than the creation of a holding company owning all
                              shares of the Company by way of exchange for all
                              outstanding shares of the Company or transfer of
                              all the outstanding shares of the Company to the
                              holding company) and pursuant to which the holders
                              of the outstanding Equity Securities of the
                              Company immediately prior to such merger or other
                              form of corporate reorganization fail to hold
                              Equity Securities representing a majority of the
                              voting power of the surviving entity immediately
                              following such merger or other form of corporate
                              reorganization, (ii) a sale of all or
                              substantially all of the assets of the Company,
                              (iii) license of all or substantially all of the
                              Company's assets or rights to intellectual
                              property, or (iv) any liquidation, dissolution,
                              reorganization, bankruptcy, winding up,

                              whether voluntary or involuntary, of the Company or other similar event.

    "MEMORANDUM"              means the memorandum of association of the Company
                              as the same may from time to time be amended,
                              restated or superseded.

    "ORDER" means any writ, judgement, decree, injunction, award or similar order of any Government Authority
                              (in each case whether preliminary or final).

    "ORDINARY RESOLUTION"     means a resolution passed by a simple majority of
                              the Shareholders as, being entitled to do so, vote
                              in person or, where proxies are allowed, by proxy
                              at a general meeting, and includes a unanimous
                              written resolution. In computing the majority when
                              a poll is demanded regard shall be had to the
                              number of votes to which each Shareholder is
                              entitled by the Articles.

    "ORDINARY SHARE"          means a voting share is in the capital of the
                              Company, designated as such at the time of issue,
                              each with a US$0.0001 par value and enjoying the
                              rights, privileges and preferences set forth in
                              these Articles.

    "ORIGINAL ISSUE PRICE"    means the Purchase Price as defined in Section 2.2
                              of the Purchase Agreement, subject to adjustments
                              in accordance with Section 2.4 and/or Section 2.5
                              of the Purchase Agreement, as the case may be.

    "PARTIES"                 means collectively the Investors, the Existing
                              Shareholders, the Controlling Individuals, the
                              Company and any Person who becomes a party to the
                              Shareholders Agreement under clause 5.1(a)
                              thereof. Each of the Parties shall be referred to
                              individually as a "PARTY."

    "PERCENTAGE OWNERSHIP"    means, with respect to any Shareholder, a
                              percentage represented by the fraction, the
                              numerator of which is the number of Shares then
                              registered in the name of such Shareholder in the
                              Register of Members and the denominator of which
                              is the total number of Shares then issued and
                              outstanding.

    "PERMITTED TRANSFEREE"    means with respect to any Person, (i) such
                              Person's Affiliates, (ii) any investment funds
                              managed by such Person's Affiliates or any
                              Subsidiary of such Person or, (iii) any Affiliate
                              or Subsidiary of such Person's parent entity.

    "PERSON"                  means an individual, firm, corporation,
                              partnership, association, limited liability company, trust or estate or any other entity or organization whether or not having separate legal existence, including any Government Authority.

    "PRC" means the People's Republic of China excluding the Hong Kong Special Administrative Region, Macau
                              Special Administrative Region and Taiwan for the sole purpose of these Articles.

    "PREFERENCE SHARE"        means a voting convertible preference share in the
                              capital of the Company, designated as such at the
                              time of issue, each with a par value of US$0.0001
                              and enjoying the rights, privileges and
                              preferences set forth in these Articles.

    "PUBLIC OFFERING"         means, in the case of an offering in the United
                              States of America, an underwritten public offering
                              of Equity Securities of a Person pursuant to an
                              effective registration statement under the U.S.
                              Securities Act of 1933, as amended, and, in the
                              case of an offering in any other jurisdiction, a
                              widely distributed underwritten offering of Equity
                              Securities of a Person in which both retail and
                              institutional investors are eligible to buy in
                              accordance with the securities laws of such
                              jurisdiction.

    "PUBLIC TRANSFEREE"       means any Person to whom Shares are Transferred on
                              a public market in or following an Initial Public
                              Offering of the Company; provided, that such
                              Transfer has not been directed to a particular
                              Person with whom a Shareholder has an
                              understanding, agreement or arrangement (written
                              or otherwise) regarding such Transfer.

    "PURCHASE AGREEMENT"      means the Series A Convertible Preference Shares
                              Purchase Agreement dated as of June 6, 2006 and
                              made between the Investors, certain Existing
                              Shareholders and the Company.

    "QUALIFYING IPO"          means an Initial Public Offering of the Company
                              within 36 months after the Closing and the Initial
                              Public Offering shall incorporate the following
                              features: (i) an underwritten Initial Public
                              Offering on the main board of one or more of the
                              following internationally recognized exchanges:
                              the New York Stock Exchange, the NASDAQ National
                              Market, the Hong Kong Stock

                              Exchange, the Frankfurt Stock Exchange and the
                              London Stock Exchange; (ii) the public float following such an offering shall equal or exceed
                              20% of the proposed market capitalization of the Company; (iii) Ordinary Shares of the Company shall be widely distributed and meet all requirements of the relevant exchanges; and (iv) the offering size of the Initial Public Offering is at least US$150 million.

    "RECEIVER"                means any receiver, liquidator, trustee,
                              administrator, sequestrator or other similar
                              official.

    "REGISTER OF MEMBERS"     means the register of Shareholders maintained in
                              accordance with the Statute and includes (except
                              where otherwise stated) any duplicate Register of
                              Members.

    "REGISTERED OFFICE"       means the registered office for the time being of
                              the Company.

    "RMB"                     means the Reminbi, the lawful currency of the PRC.

    "RMB INVESTMENT AMOUNT"   means with respect to each Investor, the
                              equivalent RMB amount of the purchase price paid
                              by each Investor at the Closing and at the Second
                              Closing (as defined in the Purchase Agreement)
                              calculated at the middle rate of exchange between
                              RMB and U.S. Dollars published by the People's
                              Bank of China on 6 June, 2006 as set forth in
                              Exhibit A of the Purchase Agreement.

    "SEAL" means the common seal of the Company and includes every duplicate seal.

    "SHARE" and "SHARES"      means the Ordinary Shares and the Preference
                              Shares in the Company.

    "SHAREHOLDER"             means each Person registered as a member of the
                              Company in the Register of Members and who is a
                              Party whether in connection with the execution and
                              delivery of the Shareholders Agreement as of the
                              date of execution thereof or in accordance with
                              clause 5.1(a) thereof.

    "SHAREHOLDERS AGREEMENT"  means the agreement of that name dated as of 27
                              June, 2006 and entered into between (among others) the Existing Shareholders, the Controlling
                              Individuals, the Investors and the Company as may be amended,

                              supplemented or superseded from time to time.

    "SPECIAL RESOLUTION"      has the same meaning as in the Statute, and
                              includes a unanimous written resolution.

    "STATUTE"                 means the Companies Law (2004 Revision) of the
                              Cayman Islands.

    "SUBSIDIARY"              means, with respect to any Person, any entity
                              which such Person controls, directly or
                              indirectly. For purposes of this definition,
                              "control" has the meaning set forth under the
                              definition of "Affiliate."

    "THIRD PARTY"             means a bona fide prospective purchaser, who is
                              unrelated and unaffiliated with the Company or any
                              Subsidiary of the Company or any Shareholders, of
                              Shares in an arm's-length transaction from a
                              Shareholder where such purchaser is not a Party or
                              a Permitted Transferee of such Shareholder.

    "TRANSFER"                means to sell, exchange, assign, pledge, charge,
                              grant a security interest, make a hypothecation,
                              gift or other encumbrance, or enter into any
                              contract therefor, or into any voting trust or
                              other agreement or arrangement with respect to the
                              transfer of voting rights or any other legal or
                              beneficial interest in any of the Shares, create
                              any other claim thereto or make any other transfer
                              or disposition whatsoever, whether voluntary or
                              involuntary, affecting the right, title, interest
                              or possession in, to or of such Shares, and
                              "TRANSFER", "TRANSFERS", "TRANSFERRING" and
                              "TRANSFERRED" shall have correlative meanings.

    "2006 AUDITED NET PROFIT" means the net profit of the Company as set forth in the 2006 Financial Statements, excluding (i) any extraordinary gains; (ii) any non-recurring gains; and (iii) any adjustments to the Company's financial results of prior years.

    "2006 FINANCIAL
     STATEMENTS"              means the consolidated financial statements of the
                              Company prepared in accordance with US GAAP and
                              audited by Ernst & Young for the fiscal year ended
                              on December 31, 2006 without any qualification.

    "U.S. DOLLARS"            means the lawful currency of the United States of
                              America for the time being.

2    In the Articles:

     2.1 words importing the singular number include the plural number and vice versa;

     2.2  words importing the masculine gender include the feminine gender;

     2.3  words importing persons include corporations;

     2.4 "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

     2.5 references to any law or regulation or to any provision(s) thereof shall be construed as references to such law or regulation or to those provisions as amended, modified, re-enacted or replaced from time to time;

     2.6 any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

     2.7 headings are inserted for reference only and shall be ignored in construing these Articles; and

     2.8 in these Articles Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.


                            COMMENCEMENT OF BUSINESS

3 The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

4 The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.


                                 ISSUE OF SHARES

5 (A) Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in a general meeting), to
     Article 89(a) of these Articles and without prejudice to any rights attached to any existing Shares, the Directors may not issue any Shares or equity-linked securities or enter into equivalent arrangements other than
     (i) in a Qualifying IPO, (ii) Ordinary Shares issued upon conversion of the Preference Shares, (iii) securities issued as a dividend, (iv) Ordinary Shares issued or issuable to officers, directors, and employees of, and consultants to, the Company pursuant to options or awards under the stock option plans adopted by the Board and approved by CVCI, Legend and Good Energies in accordance with Article 89(a) hereof, (v) Preference Shares issued pursuant to section 2.4 or 2.5 of the Purchase Agreement, or (vi) securities or share capital issued to all Shareholders pro rata without consideration pursuant to a share dividend, share sub-division, or similar transaction (a "NEW

     ISSUANCE"), unless the New Issuance complies with these Articles and the Directors have first offered to each of the Investors the right to participate in such New Issuance in proportion to such Investor's Percentage Ownership as of the date of the Rights Offering Notice (as defined in Article 5(B)) (a "RIGHTS ISSUANCE PORTION") on the same terms and conditions.

     (B) Each time that the Directors propose to conduct a New Issuance, the Directors shall give each Investor a written notice (the "RIGHTS OFFERING NOTICE"), describing the type, price and terms (including the proposed date upon which such New Issuance is to be completed) of the New Issuance. Each Investor shall have thirty (30) days from the date of the Rights Offering Notice (the "RIGHTS OFFERING PERIOD") to confirm its intention to purchase a portion of the New Issuance up to its Rights Issuance Portion for the price and upon the terms specified in the Rights Offering Notice by giving written notice to the Directors stating the portion of the New Issuance that it agrees to purchase. Failure to respond to the Rights Offering Notice by an Investor within the Rights Offering Period shall be deemed to be such Investor's irrevocable rejection of its right to participate in such New Issuance. The Directors shall have 120 days from the date of the Rights Offering Notice to complete the New Issuance, failing which, such New Issuance shall again be subject to this Article 5(B).

     (C) If an Investor fails to respond to the Rights Offering Notice within the Rights Offering Period or if an Investor responds to the Rights Offering Notice within the Rights Offering Period but agrees to purchase a portion of the New Issuance less than its Rights Issuance Portion, each other Investor participating in the New Issuance shall have the right to acquire a portion of the New Issuance not taken up by such Investor in proportion to such Investor's Rights Issuance Portion.

     (D) The Directors shall not issue any Shares to any Person unless such Person is a party to, or has agreed in writing to be bound by, the terms and conditions of the Shareholders Agreement.

     (E) Subject to the Statute, each Preference Share shall be capable of conversion into one or more Ordinary Shares. Such conversion shall comply with the provisions set forth in this Article 5:

          (i) At any time after the Issue Date, upon the delivery to the Company at No. 666 Linyang Road, Qidong City, Jiangsu Province, Peoples' Republic of China, Facsimile No.: +86 (21) 6309-0999 (marked for the attention of: Min Cao), of a written notice signed by or on behalf of such number of Shareholders representing 50% or more of all of the then-outstanding Preference Shares (the "CONVERSION RIGHT"), each Preference Share then in issue shall be converted into fully-paid and non-assessable Ordinary Shares (the "OPTIONAL CONVERSION SHARES"). The Directors of the Company shall ensure that, forthwith upon receiving notice of the exercise of the Conversion Right, notice thereof is provided to all holders of Preference Shares whose names appear in the Register of Members, informing them that the Conversion Right has been exercised.

          (ii)  Subject to, and upon compliance with, the provisions of this
                Article 5, each Preference Share then in issue shall automatically be converted into fully-paid and non-assessable Ordinary Shares (together with the Optional Conversion Shares, the "CONVERSION SHARES") in the manner as provided in this
                Article 5 upon the closing of a Qualifying IPO (the "AUTOMATIC CONVERSION").

          (iii) All Preference Shares converted in accordance with these Articles by way of redemption shall be cancelled on the date fixed by the Directors for conversion (which date shall not be later than ten (10) Business Days following receipt by the Company of the Conversion Notice and on which date the Ordinary Shares resulting from conversion are registered in the Company's Register of Members) and all rights with respect to such Preference Shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on and from such date, except for the right of the holders thereof to receive Conversion Shares, and if applicable, cash for any fractional Conversion Shares and any other securities, property or cash required to be delivered upon conversion of Preference Shares pursuant to this Article 5. Any Preference Shares converted by way of redemption shall be canceled and the amount of the Company's issued share capital shall be diminished by the par value of those Preference Shares accordingly; but the conversion by way of redemption shall not be taken as reducing the amount of the Company's authorized share capital.

     (F) The Directors of the Company shall be obliged to carry out the redemption of all Preference Shares in the manner and circumstances set forth in these Articles but may, in consultation with the holders thereof, effect a conversion of Preference Shares in any manner permitted by applicable law, including (A) redeeming or purchasing the relevant Preference Shares and immediately applying the proceeds towards payment for such number of Conversion Shares calculated in accordance with Article 5 or
     (B) varying the rights attaching to the Preference Shares. For the purposes of any purchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business immediately following the date upon which such payment is to be made, make payments out of its capital or share premium account. For the purpose of any conversion by variation of rights attaching to Preference Shares pursuant to and in accordance with this Article 5 alone, each Shareholder of Preference Shares shall be deemed to have given its consent to such variation without the need for any notice to be given by/to such Shareholder.

     (G) Upon exercise of the Conversion Right or the occurrence of an Automatic Conversion, the number of Conversion Shares to be issued will be calculated by multiplying the number of Preference Shares to be converted by (x) the Original Issue Price divided by (y) the then-effective Conversion Price (as defined below) and rounding the resulting number down to the nearest whole number of Conversion Shares. The "Conversion Price" means the price per Conversion Share at which Conversion Shares will be issued upon conversion, which shall be the Original Issue Price, but subject to adjustments in accordance with the provisions of article II of the Purchase Agreement. Both the Conversion Price and the Original Issue Price shall be subject to adjustments in accordance with Articles 5(L) and (M).

     (H) If more than one Preference Share is to be converted at any one time by the same holder, the aggregate number of Conversion Shares to be issued to the same person will be calculated on the basis of the aggregate number of Preference Shares to be converted. Fractions of Conversion Shares will not be issued on conversion from Preference Shares. Fractions of Conversion Shares are rounded down to the nearest whole number of Conversion Shares and, in lieu of fractional Conversion Shares, the Company shall pay in U.S. Dollars, the cash amount equal to such fraction multiplied by the then-effective Conversion Price.

     (I) To exercise the Conversion Right, the holder of Preference Shares must complete, execute and deposit at the principal office of the Company a written notice (a "CONVERSION NOTICE") in duplicate, together with the original certificate or certificates evidencing such Preference Shares

     (J) Upon receipt of a Conversion Notice together with the original certificate or certificates evidencing the Preference Shares by the Company, as soon as possible but in any event no later than seven (7) Business Days after such receipt, the Directors shall convene a meeting to approve the issue of Conversion Shares (in the case of a redemption or purchase) or the variation of the rights attaching to the Preference Shares being converted, in each case applying the provisions of this Article 5 in order to determine the number of such Conversion Shares that are issueable.

     (K) The provisions of Article 5(I) and (J) above shall apply mutatis mutandis upon the occurrence of an Automatic Conversion, save that the Directors shall ensure that entries on the Register of Members recording the redemption or purchase of the Preference Shares and issue of the Conversion Shares are made on the date that the Company's Ordinary Shares are listed on the relevant exchange pursuant to the Qualifying IPO.

     (L) At any time or from time to time after the Issue Date, the holders of Preference Shares shall have the following rights, in addition to (and without prejudice to) the pre-emptive rights set forth in Article 14:

          (i) If the Company shall sub-divide its outstanding Ordinary Shares or consolidate its outstanding Ordinary Shares into a smaller number of Ordinary Shares, then the Company shall also sub-divide or consolidate the Preference Shares convertible into such number of shares of sub-divided or consolidated Ordinary Shares. In the case of any sub-division or consolidation, the Original Issue Price and the Conversion Price shall both be adjusted by multiplying the Original Issue Price and the Conversion Price by a fraction, the numerator of which shall be the number of Preference Shares outstanding immediately prior to such event and the denominator of which shall be the number of Preference Shares outstanding immediately after such sub-division or consolidation (as the case may be).

          (ii) If the Company shall reclassify any of its Ordinary Shares into shares of another class or series, then the rights attaching to the Preference Shares shall themselves be automatically varied without the need for any vote of the holders thereof or of any other Shareholder or Director, so that the Preference Shares shall thereafter still be convertible into such shares of the other class or series; after any such reclassification of the Ordinary Shares, the Conversion Right may still be exercised by serving a written notice signed by or on behalf of such number of Shareholders as provided in Article 5(E)(i).

          (iii) If the Company shall distribute to the holders of Ordinary Shares assets, evidences of its indebtedness, any Equity Security issued by any Person other than the Company or securities of the Company (other than Ordinary Shares), or options, rights or warrants to subscribe for or purchase any Equity Security issued by any Person or such securities (excluding those options, rights and warrants that give rise to the preemptive rights in Article 14 and any rights granted, issued or offered to and accepted by existing employees of the Company in accordance with any share option plan approved in accordance with Article 89(a)), then the Company shall distribute to the holders of Preference Shares then outstanding the same assets, evidences of its indebtedness, any Equity Security issued by any Person or securities of the Company, or options, rights or warrants to subscribe for or purchase the said Equity Security or securities equal to an amount that such holders of Preference Shares would have received if all such outstanding Preference Shares had been converted into Ordinary Shares on or prior to the date of such event.

     (M) At any time or from time to time after the Issue Date, the Conversion Price with respect to the Preference Shares shall be subject to additional adjustment as follows: (i) For the purposes of this Article 5(M), the following definitions shall apply:

                "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either the Ordinary Shares or the Preference Shares (other than options issued to employees, officers and directors of the Company pursuant to the Share Option Plan).

                "CONVERTIBLE SECURITIES" shall mean any evidence of indebtedness, shares (other than the Ordinary Shares) or other securities convertible into or exchangeable for the Ordinary Shares or securities convertible into or exchangeable for the Ordinary Shares.

                "ADDITIONAL ORDINARY SHARES" shall mean all the Ordinary Shares issued (or, pursuant to Article 5(M)(iii), deemed to be issued) by the Company on or after the Issue Date, other than the Ordinary Shares issued or issuable at any time (1) upon conversion of the Preference Shares authorized herein; (2) Ordinary Shares issued or issuable to officers, directors, and employees of, and consultants to, the Company pursuant to options or awards under the share option plans adopted by the Board, including all of the Investor Directors; (3) as a dividend or distribution on Preference Shares; or (4) pursuant to any event for which adjustment is made pursuant to this
                Article 5 (other than this Article 5(M)).

          (ii) No adjustment in the Conversion Price shall be made in respect of the issuance or deemed issuance of Additional Ordinary Shares unless the consideration per Additional Ordinary Share issued or deemed to be issued by the Company is less than the Conversion Price in effect with respect to the Preference Shares on the date of and immediately prior to such issue.

          (iii) In the event the Company at any time or from time to time after the Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue, or in the case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Ordinary Shares shall not be deemed to have been issued unless the Consideration Per Share (determined pursuant to Article 5(M)(iv) hereof) of such Additional Ordinary Shares would be less than the Conversion Price then in effect with respect to the Preference Shares on the date of and immediately prior to such issue, or such record date, as the case may be; and provided, further, that in any such case in which Additional Ordinary Shares are deemed to be issued:

               (I) except as provided in this clause (II) below, no further adjustment in the Conversion Price with respect to the Preference Shares shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (II) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of the Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price computed with respect to the Preference Shares upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (III) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed with respect to the Preference Shares upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                    (1) in the case of Convertible Securities or Options for the Ordinary Shares, the only Additional Ordinary Shares issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                    (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (IV) no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Conversion Price with respect to the

                     Preference Shares to an amount which exceeds the lower of
                     (x) the Conversion Price of the Preference Shares on the original adjustment date or (y) the Conversion Price of the Preference Shares that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

               (V) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of any Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustments shall be made in the same manner provided in clause (III) above.

          (iv) If, at any time or from time to time after the Issue Date, the Company issues Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to Article 5(M)(iii) hereof) for a Consideration Per Share (as determined in accordance with Article 5(M)(v) below) less than the Conversion Price then in effect on the date immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to the Consideration Per Share received by the Company for such issue or deemed issue of the Additional Ordinary Shares.

          (v) For the purposes of this Article 5(M), the "Consideration Per Share" which shall be receivable by the Company for the issuance of any Additional Ordinary Shares shall be computed as follows:

               (I)   Cash and Property. Such Consideration Per Share shall:

               (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest (with cash received other than in U.S. Dollars be converted into U.S. Dollars at the then-effective middle rate of exchange between the relevant currency and U.S. Dollars);

               (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

               (3) in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

               (II) Options and Convertible Securities. The Consideration Per Share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 5(M)(iii), relating to Options and Convertible Securities, shall be determined as follows:

               (1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; divided by

               (2) the maximum number of the Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Option for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

     (N) In the case of any consolidation with, or merger of the Company which does not result in any reclassification, conversion, exchange or cancellation of the Ordinary Shares or in a Liquidation Event or any sale, transfer or lease of all, or substantially all, of the properties or assets of the Company or creation of a holding company owning all shares of the Company by way of exchange for all outstanding shares of the Company or transfer of all the outstanding shares of the Company to the holding company (each a "CONVERSION EVENT" for the purposes of this Article 5(N)), the Directors shall procure that the Person which acquires, receives or leases such properties or assets of the Company or the holding company, as the case may be, executes or adopts or causes to be executed or adopt a form of constitution, memorandum and articles of association, by-laws or other equivalent constitutional document(s) (any of the foregoing, for the purposes of this Article 5(N), "A CONSTITUTION") providing that the holder of each Preference Share then outstanding will have the right thereafter to convert such Preference Shares only into the kind and amount of shares and other securities, cash and property receivable upon the Conversion Event by a holder of the number of Conversion Shares into which such Preference Shares might have been converted immediately prior to the Conversion Event, assuming that such holder failed to exercise its right of election, if any, as to the kind or amount of shares or other securities, cash or other property receivable upon the happening of the said Conversion Event (provided that if the kind or amount of shares or other securities, cash and other property receivable thereupon is not the same for each share of Ordinary Shares in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Article 5(N) the kind and amount of shares or other securities, cash and other property receivable upon the happening of the Conversion Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Directors shall procure that the Constitution executed or adopted as aforesaid will provide for adjustments that will be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5. The above provisions of this Article 5(N) will apply in the same way to any subsequent consolidations, amalgamation, mergers, sales, transfers, leases, share exchange or share transfers.

     (O) In the event of an optional conversion pursuant to Article 5(E)(i), before any holder of Preference Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, the holder shall surrender the original certificate or certificates therefor at the office of the Company or of any transfer agent. The Company shall promptly issue and deliver to such holder of Preference Shares or its nominee a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have occurred on the date that the Ordinary Shares issued upon such conversion are registered in the Company's Register of Members.

     (P) The Register of Members shall be updated to show that the Preference Shares have been converted into Ordinary Shares and all certificates evidencing Preference Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been cancelled and the Preference Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

     (R) Upon an Automatic Conversion pursuant to Article 5(E)(ii), all holders of Preference Shares will be given at least ten (10) days' prior written notice of the date fixed (which date shall in the case of a Qualifying IPO be the latest practicable date immediately prior to the closing of a Qualifying IPO) and the place designated for automatic conversion of all such Preference Shares pursuant to this Article 5. Such notice shall be sent by overnight courier, postage prepaid, to each record holder of the Preference Shares at such holder's address appearing on the Register of Members. On or before the date fixed for conversion, each holder of Preference Shares shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of Ordinary Shares to which such holder is entitled pursuant to this Article 5 and a cheque denominated in U.S. dollars (at the then-effective middle rate of exchange between RMB and United States Dollars) payable to the relevant Shareholder to cover any amount payable as a result of a conversion into fractional Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the Preference Shares have been converted into Ordinary Shares. All certificates evidencing Preference Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been cancelled and the Preference Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such conversion shall be deemed to have occurred on the date that the Ordinary Shares issued upon such conversion are registered in the Company's Register of Members.

     (Q) The Company shall pay and shall reimburse the holders of Preference Shares against any and all costs, fees and expenses that may be incurred in respect of any issue or delivery of Conversion Shares (including any professional fees incurred by the Company). However, the Company shall not pay or reimburse any professional fees, tax or stamp duties incurred by the Investors or payable by any such holder in connection with any conversion of Preference Shares.

6    The Company shall not issue Shares to bearer.


                               REGISTER OF MEMBERS

7 The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.


                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

8 For the purpose of determining Shareholders entitled to notice of, or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any Dividend, or in order to make a determination of Shareholders for any other purpose, the Directors may provide that the Register of Members shall be closed for Transfers for a stated period which shall not in any case exceed forty days. If the Register of Members shall be closed for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders the Register of Members shall be closed for at least ten days immediately preceding the meeting.

9 In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Shareholders entitled to notice of, or to vote at any meeting of the Shareholders or any adjournment thereof, or for the purpose of determining the Shareholders entitled to receive payment of any Dividend or in order to make a determination of Shareholders for any other purpose.

10 If the Register of Members is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.


                             CERTIFICATES FOR SHARES

11 (A) A Shareholder shall be entitled to a share certificate. Share certificates representing Shares, if any, shall be in such form as the Directors may determine but shall comply with the requirements of Article 11(B). Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for Transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

     (B) In addition to any other legend that may be required under applicable Law, each certificate for Shares shall bear the following legend:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THE SHARES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY AND A SHAREHOLDERS AGREEMENT DATED AS OF 27 JUNE, 2006, AS AMENDED FROM TIME TO TIME A COPY OF EACH OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY. NO TRANSFER OF THE SHARES EVIDENCED HEREBY SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF THE AFORESAID AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION AND SHAREHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL."

     (C) If any Shares cease to be subject to any restrictions on Transfer set forth in these Articles, the Directors shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by Article 11(B).

12 The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

13 If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.


                               TRANSFER OF SHARES

14 (A) Subject to the provisions of these Articles, Shares are transferable subject to the consent of the Directors who may, in their absolute discretion, decline to register any Transfer of Shares without giving any reason. If the Directors refuse to register a Transfer they shall notify the transferee within fifteen (15) days of such refusal. The Directors shall register any Transfer that complies with the provisions of these Articles.

     (B) Except as permitted under Article 14(C), no Shareholder shall, directly or indirectly, Transfer any Shares or any right, title or interest therein or thereto unless (a) the transferee has agreed in writing to be bound by the terms and conditions of the Shareholders Agreement, (b) the Transfer complies in all respects with the terms of the

     Shareholders Agreement and (c) the Transfer complies in all respects with applicable securities Laws. Any Transfer of Shares by any Existing Shareholder in violation of the preceding sentence shall be null and void, and the Directors shall not register and the Shareholders shall procure that no transfer agent registers such Transfer.

     (C) (i) The restrictions on Transfer set forth in Articles 14(B), 14(D) and 14(E) shall not apply to any Transfer to a Public Transferee.

         (ii) The restrictions on Transfer set forth in Articles 14(D) and 14(E) shall not apply to any Transfer to a Permitted Transferee; provided, that:

               (I) the Shareholder transferring Shares shall remain jointly and severally liable with such Permitted Transferee;

               (II) if any Permitted Transferee holding Shares Transferred to it by a Shareholder pursuant to this Article 14(C) shall no longer qualify as a Permitted Transferee of such Shareholder, the ownership of such Shares shall be deemed to have automatically reverted to such Shareholder and such Permitted Transferee shall return the Shares to such Shareholder or to another Permitted Transferee of such Shareholder in accordance with such Shareholder's instruction;

               (III) The restrictions on Transfer set forth in Articles 14(B),
                     14(D) and (E) shall not apply to any Transfer of Shares by the Existing Shareholders to the Investors in accordance with Section 2.5(b) of the Purchase Agreement to the extent that any such Transfer is necessary;

               (IV) Yonghua Solar Power Investment Holding Ltd. shall have the right to Transfer an aggregate of no more than two percent (2%) of the number of the total outstanding Shares of the Company as of 27 June, 2006 to any Third Party, either in one Transfer or several Transfers. The restrictions on Transfer set forth in Articles 14(D) and (E) shall not apply to the Transfer(s) under this Article 14(C)(ii)(IV).


     (D) (i) Each Investor shall have a right of first refusal (the "RIGHT OF FIRST REFUSAL") with respect to any proposed Transfer of Shares (other than a Transfer to a Permitted Transferee or a Public Transferee) by an Existing Shareholder. In the event that an Existing Shareholder (or group of Existing Shareholders) (the "TRANSFEROR") receives an offer from a bona fide Third Party (the "THIRD PARTY PURCHASER") to purchase any Shares, the Transferor shall be required to send to each Investor (each an "OFFEREE" and collectively the "OFFEREES") a written notice (the "RIGHT OF FIRST REFUSAL NOTICE") prior to the consummation of the such Transfer of Shares to the Third Party Purchaser. The Right of First Refusal Notice shall set forth the number of Shares that the Transferor proposes to Transfer, the price per Share to be received for the Shares and any other proposed terms and conditions relating to such Transfer and the identity (including name and address) of the Third Party Purchaser. The Right of First Refusal Notice shall certify that the Transferor has received a firm offer from the Third Party Purchaser and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Right of First Refusal Notice. The Right of First Refusal Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

          (ii) The delivery of a Right of First Refusal Notice shall constitute an offer, which shall be irrevocable for thirty (30) days from the date of the Right of First Refusal Notice (the "RIGHT OF FIRST REFUSAL NOTICE PERIOD"), by the Transferor to Transfer to each Offeree the Shares subject to the Right of First Refusal Notice (the "OFFERED SHARES") on the terms and conditions set forth therein. Each Offeree shall have the right, but not the obligation, to accept such offer to purchase all or part of the Offered Shares free of Encumbrances by giving a written notice of its acceptance of such offer (an "ACCEPTANCE NOTICE") to the Transferor prior to the expiration of the Right of First Refusal Notice Period. Subject to
     Article 14(D)(iii), delivery of an Acceptance Notice by an Offeree to the Transferor shall constitute a contract between such Offeree and the Transferor for the Transfer of the Offered Shares on the terms and conditions set forth therein. The failure of an Offeree to give an Acceptance Notice within the Right of First Refusal Notice Period shall be deemed a rejection of its Right of First Refusal with respect to the subject Transfer.

     (iii) In the event more than one Offeree shall deliver an Acceptance Notice to the Transferor within the Right of First Refusal Notice Period, the number of Offered Shares subject to each such contract shall be proportionate to the relative Percentage Ownership of each Offeree delivering an Acceptance Notice, or on such other basis as such Offerees shall agree.

     (iv) The closing of any Transfer of Shares between a Transferor and any Offerees pursuant to this Article 14(D) shall take place within thirty (30) days from the last day of the Right of First Refusal Notice Period; provided, that if such Transfer is subject to any prior approval or other consent required by applicable Law or stock exchange rule, the time period during which the closing of such Transfer may occur shall be extended until the expiration of ten (10) days after all such approvals and consents shall have been granted but in no case later than ninety (90) days from the last day of the Right of First Refusal Notice Period. Each Party to such Transfer shall use commercially reasonable efforts to obtain all such approvals and consents.

     (E) (i) If any of the Offered Shares is not purchased pursuant to Article 14(D) above and thereafter is to be sold to a Third Party (the "TAG ALONG PURCHASER"), the Transferor shall deliver to each Offeree a written notice (the "TAG-ALONG NOTICE") no later than fourteen (14) days after the Right of First Refusal Notice Period, setting forth (A) the information set forth in the Right of First Refusal Notice which shall be the same as set forth therein, plus (B) the expected date of consummation of the proposed Transfer (the "TAG ALONG COMPLETION DATE"), which shall be within thirty
     (30) days after the last day of the Right of First Refusal Notice Period,
     (C) a representation that the Tag Along Purchaser has been informed of the Tag-Along Rights provided for in this Article 14(E) and has agreed to purchase all Shares required to be purchased in accordance with the terms of this Article 14(E) and (D) a representation that no consideration, tangible or intangible, is being provided to the Transferor that is not reflected in the price to be paid to the Offerees exercising their Tag-Along Rights hereunder.

          (ii) Each Offeree shall have the right (the "TAG ALONG RIGHT") to require the Tag Along Purchaser to purchase its Tag Along Portion (as defined below) on terms and conditions at least as favorable as those given to the Transferor, such right to be exercised by an Offeree delivering a written notice to the Transferor specifying the number of Shares constituting its Tag Along Portion (the "TAG ALONG ACCEPTANCE NOTICE") within fourteen (14) days from the date of the Tag Along Notice. A Tag Along Acceptance Notice shall constitute a binding agreement by the Offeree to Transfer its Tag Along Portion free of Encumbrances to the Tag Along Purchaser on the Tag Along Completion Date.

          (iii) With respect to each Offeree who has timely delivered a Tag Along Acceptance Notice, the Transferor shall procure that the Tag Along Purchaser purchase on the Tag Along Completion Date each such Offeree's Tag Along Portion: (i) in addition to the number of Shares proposed to be sold in the Transfer or (ii) in lieu of such number of the Transferor's Shares equal to the number of Shares constituting such Offeree's Tag Along Portion and (iii) in either case, at a price per Share and upon terms and conditions at least as favorable to such Offeree as those stated in the Tag Along Notice. "TAG-ALONG PORTION" means, with respect to any Offeree, the number of Shares proposed to be sold in the Transfer proportionate to such Offeree's relative Percentage Ownership.

          (iv) The closing of any Transfer in which Offerees are exercising Tag Along Rights shall take place on the Tag Along Completion Date; provided, that if the Transfer is subject to any prior regulatory approval or consent, the Tag Along Completion Date may be extended until the expiration of ten (10) days after all such approvals and consents shall have been granted but in no case later than ninety (90) days after the last day of the Right of First Refusal Notice Period. Each Party to such Transfer shall use commercially reasonable efforts to obtain all such approvals and consents.

          (v) If no Offeree delivers a Tag Along Acceptance Notice, the Transferor shall have the right to complete the Transfer to the Tag Along Purchaser on the Tag Along Completion Date for a price per Share no greater than the per Share price set forth in the Tag Along Notice and otherwise on terms and conditions not more favorable to the Transferor than those set forth in the Tag Along Notice. If the Transferor does not consummate the Transfer on the Tag Along Completion Date, it may not thereafter Transfer the Offered Shares except in compliance in full with all the provisions of
     Article 14(D) and this Article 14(E). For the avoidance of doubt, if any Offeree has properly elected to exercise its Tag-Along Right and the Tag Along Purchaser fails to purchase such Offeree's Tag Along Portion within the time limitations set forth in Article 14(E)(iv), the Transferor shall not make the Transfer, and if purported to be made, such Transfer shall be void.

     (F) Subject to Articles 14(C)(ii)(III) and (IV) and to Clause 6.1(a) of the Purchase Agreement with respect to any sale by the Existing Shareholders in an Initial Public Offering, no Existing Shareholder may Transfer any Shares to any Third Party from the date of closing of a Qualifying IPO until twelve (12) months thereafter, unless otherwise approved by CVCI, Legend and Good Energies in writing.

15 The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.


                        REDEMPTION AND PURCHASE OF SHARES

16 (A) Subject to the provisions of the Statute and Article 5 and this Article 16, all Preference Shares shall be liable to be redeemed at the option of the holders thereof. Subject to Article 5, the redemption or purchase by the Company of any Preference Share shall be effected in such manner as the Directors shall determine, subject to the affirmative consent of the holders thereof given in accordance with Article 5.

     (B) In addition to the consent required pursuant to Article 89(b), the Company shall not have the right to redeem or purchase any Preference Share without the approval of the holder thereof, save as set forth in Article 16(B)(i) below.

     (i) Subject to the Statute and to the extent applicable under Section 2.4(a) of the Purchase Agreement, on date the 2006 Financial Statements of the Company are issued, if the 2006 Audited Net Profit of the Company shall be greater than RMB120 million and the Company has not completed an Initial Public Offering prior to the Adjustment Date (as defined in the Purchase Agreement) the Company shall (subject to the Statute) by resolution of the Board, redeem or purchase such number of Preference Shares by applying the formula set forth in article 2.4(a) of the Purchase Agreement provided that if the 2006 Audited Net Profit exceeds RMB158 million, any such redemption or purchase shall be made in accordance with the formula provided in article 2.4(a) of the Purchase Agreement but as if the 2006 Audited Net Profit is equal to RMB158 million.

     (C) Subject to Article 16(G), if, as of the third anniversary of the Closing, no Qualifying IPO has occurred, the Investors who hold more than 50% of all the then-issued and outstanding Preference Shares shall have the right to require the Company to redeem all of its then-outstanding Preference Shares at the aggregate RMB Investment Amount of all Investors plus, in addition to the Dividends paid or payable at the time of such redemption in accordance with Article 126, the higher of (a) an amount sufficient to provide for an internal rate of return ("IRR") of 12% per annum or (b) Dividends declared but unpaid by the Company on the Ordinary Shares.

     (D) Subject to Article 16(G), the Investors who hold more than 50% of all the then-issued and outstanding Preference Shares shall have the right to require the Company to redeem all of the then-outstanding Preference Shares at the aggregate RMB Investment Amount of all Investors plus, in addition to the Dividends paid or payable at the time of such redemption in accordance with Article 126, the higher of (i) an amount sufficient to provide for an IRR of 3.5% per annum or (ii) Dividends declared but unpaid by the Company on the Ordinary Shares, in the event of (1) the adoption by the PRC Government of any law, regulation or policy that would require the Company and/or its Subsidiaries to reorganize their corporate structure, business or operations, and (2) the adoption by the PRC Government of any law, regulation or policy which would prevent the Company from carrying out an IPO or any other event that has a material adverse effect on the ability of the Company from carrying out an IPO.

     (E) Subject to Article 16(G), the Investors who hold more than 50% of all the then-issued and outstanding Preference Shares shall have the right to require the Company to redeem all of the then-outstanding Preference Shares at the aggregate RMB Investment Amount of all Investors plus, in addition to the Dividends paid or payable at the time of such redemption in accordance with Article 126, the higher of (i) an amount sufficient to provide for an IRR of 15% per annum or (ii) Dividends declared but unpaid by the Company on the Ordinary Shares, in the event of any breach by the Company, the Existing Shareholder, any Controlling Individual or any officer or key employee identified in schedule 7.12 of the Purchase Agreement (each a "KEY MAN") with respect to any of the agreements and covenants in the Definitive Documentation which may have a material adverse affect on the Company or its Subsidiaries.

     (F) Subject to Article 16(G), in the event that any Key Man ceases to devote substantially all of his or her business time and attention to managing the business and affairs of the Company and/or its Subsidiaries, or is no longer employed by the Company or its Subsidiaries, the Investors who hold more than 50% of all the then-issued and outstanding Preference Shares shall be entitled to require the Company to redeem all of the then-outstanding Preference Shares at the aggregate RMB Investment Amount of all Investors plus, in addition to the Dividends paid or payable at the time of such redemption in accordance with Article 126, the higher of (i) an amount sufficient to provide for an IRR of 15% per annum or (ii) Dividends declared but unpaid by the Company on the Ordinary Shares. Each holder of Preference Shares who is also an Investor wishing to exercise its right hereunder shall deliver a written notice to the Company together with any certificate(s) evidencing such Preference Shares and the Directors shall take all corporate steps necessary to redeem/purchase the Preference Shares within 5 Business Days following receipt of such written notice.

     (G) In the event that the Investors who hold more than 50% of the then-issued and outstanding Preference Shares shall require the Company to redeem all of the then-outstanding Preference Shares pursuant to Article 16(C), (D), (E) or (F) hereof, any other Investor may elect not to exercise its redemption rights and the Company shall only redeem the Preference Shares held by the Investors who exercise their redemption rights; provided that, such non-exercising Investor shall have the right to require the Company to redeem all of its Preference Shares at the redemption price set forth in the relevant Article at any time thereafter by delivering a written notice to the Company.

     (H) The rights of redemption/purchase set forth in this Article 16 are subject at all times to the Statute. On the date fixed for redemption/purchase by the Directors, the Register of Members shall be updated to show that the Preference Shares have been redeemed/purchased. All certificate(s) evidencing Preference Shares which are required to be surrendered in accordance with the provisions hereof shall, from and after the date such certificate(s) are so required to be surrendered, be deemed to have been cancelled, notwithstanding the failure of the holder or holders thereof to surrender such certificate(s) on or prior to such date.

     (I) Any amounts payable upon redemption of any Preference Share pursuant to these Articles shall be converted into and be paid to the relevant Investor(s) in U.S. Dollars at the then-effective middle rate of exchange between RMB and U.S. Dollars.

     (J) The Company shall not have the unilateral right to redeem or purchase any Preference Shares except as set forth in Article 16(B)(i).

17 Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) but only in the circumstances and in the manner expressly set forth in these Articles.

18 The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.


                          VARIATION OF RIGHTS OF SHARES

19 (A) If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent (given in a meeting of the holders of the Shares of the affected class or in writing) of (I) the holders of three-quarters of the issued Shares of that class and (II) the unanimous consent of CVCI, Legend and Good Energies.

     (B) If at any time a meeting of Shareholders is requisitioned to consider
     (I) the liquidation, dissolution or winding up of the Company or of any Subsidiary and/or (II) any amendment to the Articles or Memorandum, including without limitation, an increase and/or decrease in the authorized share capital of the Company or any Subsidiary, or if at any time a written Special Resolution is circulated to Shareholders which seeks Shareholder consent to any of the items listed in (I) or (II) of this Article 19(B), then such proposal shall be deemed to constitute a variation of the rights of the Preference Shares and such proposal shall require the prior unanimous consent of CVCI, Legend and Good Energies, given either in writing or at the meeting convened to consider the proposal.

20 The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

21 The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

                          COMMISSION ON SALE OF SHARES

22 The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.


                            NON-RECOGNITION OF TRUSTS

23 The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder provided that, notwithstanding the foregoing, (i) the Company shall be entitled to recognise interests by acknowledging such interests in writing to the holder thereof and may be bound by the terms and conditions contained in any such acknowledgement in accordance with the general law, and (ii) a Shareholder may be designated as trustee, or as the general partner of a limited partnership, in the Register of Members (and such designation may also identify the relevant trust or limited partnership), but such designation shall be for identification purposes only, and neither the Company nor any transferee of any Shares so held shall be bound to enquire as to the terms of any trust upon which such Shares are held.


                                 LIEN ON SHARES

24 The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or his estate, either alone or jointly with any other person, whether a Shareholder or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a Transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

25 The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

26 To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such Transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under these Articles.

27 The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.


                                 CALL ON SHARES

28 Subject to the terms of the allotment the Directors may from time to time make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Shareholder shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

29 A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

30 The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

31 If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

32 An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

33 The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

34 The Directors may, if they think fit, receive an amount from any Shareholder willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Shareholder paying such amount in advance.

35 No such amount paid in advance of calls shall entitle the Shareholder paying such amount to any portion of a Dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

                              FORFEITURE OF SHARES

36 If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

37 If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

38 A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

39 A person any of whose Shares have been forfeited shall cease to be a Shareholder in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

40 A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

41 The provisions of these Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.


                             TRANSMISSION OF SHARES

42 If a Shareholder dies the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest. The estate of a deceased Shareholder is not thereby released from any liability in respect of any Share, which had been jointly held by him.

43 Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Shareholder (or in any other way than by Transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a Transfer of the Share by that Shareholder before his death or bankruptcy, as the case may be.

44 If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

45 A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by Transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to Transfer the Share. If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.


            AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND
                              ALTERATION OF CAPITAL

46   Subject to Article 89, the Company may by Ordinary Resolution:

     46.1 increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine; and

     46.2 cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person provided that the Shareholders undertake to vote their Shares from time to time to ensure that the Company's authorised but unissued share capital is sufficient to enable any conversion of the Preference Shares pursuant to these Articles in the manner and at the times such conversion is to take place.

47 All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, Transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

48 Subject to the provisions of the Statute and the provisions of these Articles, the Company may by Special Resolution:

     48.1 change its name;

     48.2 alter or add to these Articles;

     48.3 alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

     48.4 reduce its share capital and any capital redemption reserve fund.


                                REGISTERED OFFICE

49 Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.


                                GENERAL MEETINGS

50 All general meetings other than annual general meetings shall be called extraordinary general meetings.

51 The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o'clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

52 The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

53 The Directors may call general meetings, and they shall on a Shareholders requisition forthwith proceed to convene an extraordinary general meeting of the Company.

54 A Shareholders requisition is a requisition of Shareholders of the Company holding at the date of deposit of the requisition not less than ten per cent. in par value of the capital of the Company as at that date carries the right of voting at general meetings of the Company.

55 The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

56 If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

57 A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.


                           NOTICE OF GENERAL MEETINGS

58 At least five days' notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

     58.1 in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

     58.2 in the case of an extraordinary general meeting, by a majority in number of the Shareholders (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent. in par value of the Shares giving that right.

59 The accidental omission to give notice of a general meeting to, or the non receipt of notice of a meeting by, any person (other than the Investors) entitled to receive notice shall not invalidate the proceedings of that meeting.


                         PROCEEDINGS AT GENERAL MEETINGS

60 No business shall be transacted at any general meeting unless a quorum is present. Two Shareholders being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative shall be a quorum unless the Company has only one Shareholder entitled to vote at such general meeting in which case the quorum shall be that one Shareholder present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorised representative.

61 A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

62 A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

63 If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholders present shall be a quorum.

64 The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

65 If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Shareholders present shall choose one of their number to be chairman of the meeting.

66 The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

67 A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Shareholder or Shareholders collectively present in person or by proxy and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

68 Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

69   The demand for a poll may be withdrawn.

70 Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

71 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

72 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.


                                VOTES OF MEMBERS

73 (A) Subject to any rights or restrictions attached to any Shares, on a show of hands every Shareholder who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or proxy, shall have one vote and on a poll every Shareholder shall have one vote for every Share of which he is the holder.

     (B) The Preference Shares and the Ordinary Shares shall vote together as a single class unless these Articles expressly provide to the contrary. The Preference Shares shall be entitled to vote on an as-converted basis, i.e. as if each Preference Share had been converted into an Ordinary Share in accordance with Article 5, at the then-applicable Conversion Ratio.

74 In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

75 A Shareholder of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Shareholder's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

76 No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Shareholder on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

77 No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

78 On a poll or on a show of hands votes may be cast either personally or by proxy. A Shareholder may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Shareholder appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

79 A Shareholder holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.


                                     PROXIES

80 The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Shareholder of the Company.

81 The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the
     Company:

     81.1 not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

     81.2 in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

     81.3 where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

     provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

82 The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

83 Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the Transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or Transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.


                                CORPORATE MEMBERS

84 Any corporation or other non-natural person which is a Shareholder may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Shareholder.


                          SHARES THAT MAY NOT BE VOTED

85 Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.


                                    DIRECTORS

86   (A) The number of Directors constituting the Board shall be at least twelve
     (12). The number of Directors shall not be changed except in accordance with Article 89(v). Each Shareholder shall vote its Shares at any Shareholders Meeting called for the purpose of electing Directors or in any written consent of Shareholders executed for such purpose to elect, and shall take all other actions necessary or required to ensure the election to the Board of, (i) 5 nominees of the Investors (each, an "INVESTOR DIRECTOR"), including 2 to be nominated by CVCI (each a "CVCI DIRECTOR"), 2 to be nominated by Legend (each a "LEGEND DIRECTOR"), 1 to be nominated by Good Energies (the "GOOD ENERGIES DIRECTOR"); (ii) 7 nominees of the Existing Shareholders (each, an "EXISTING SHAREHOLDER DIRECTOR"); and (iii) such number of independent directors to be jointly nominated by the Investors and the Existing Shareholders. The Chairman of the Board shall be selected by the Board from among the Existing Shareholder Directors. Each Director shall have the right to appoint an observer to assist with the Directors' work. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers.

     (B) If, as a result of death, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy on the Board, the Shareholder entitled under Article 86(A) to nominate the Director whose death, resignation, removal or other departure resulted in such vacancy shall nominate another individual to serve in place of such Director and the Shareholders shall vote to appoint such individual to the Board as soon as practicable thereafter. If it is an Investor Director whose death, resignation, removal or other departure has resulted in the vacancy, neither the Shareholders nor the Board shall transact any business of the Company until the Investor entitled under Article 86(A) to nominate the Director whose death, resignation, removal or other departure resulted in such vacancy has voted to appoint the replacement for such Director, unless such Investor shall have failed to nominate a replacement Director within ten Business Days after such death, resignation, removal or other departure.


                         POWERS AND DUTIES OF DIRECTORS

87 (A) Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

     (B) the Board shall be required to make all major decisions of the Company (including all decisions with respect to matters set forth in Article 89), and each Shareholder shall procure, subject to applicable law, that the Company and each Director or officer nominated by such Shareholder refrains from taking and the Company shall refrain from taking such actions without prior approval of the Board.

     (C) No Shareholder, acting solely in its capacity as a Shareholder, shall act as an agent of the Company or have any authority to act for or to bind the Company, except as authorized by the Board. Any Shareholder that takes any action or binds the Company in violation of this Article 87(C) shall be solely responsible for, and shall indemnify the Company and each other Shareholder against, any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever (including to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding) (collectively, "LOSSES") that the Company or such other Shareholders, as the case may be, may at any time become subject to or liable for by reason of such violation.

88 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

89 Save that nothing in this Article 89 shall prevent Investors from exercising their rights under these Articles (including rights conferred by Article 5(M)) on and from the date of execution of the Shareholders Agreement and subject to any additional requirements imposed by applicable Law, none of the Company, any Shareholder (other than the Investors), Director, officer, committee, committee member, employee, or agent of the Company or any of their respective delegates shall be entitled to, without the unanimous affirmative consent or approval of the Investors, take any of the following actions:

     (a) the issuance of any kind of equity or equity-linked securities or equivalent arrangements including creation of new or additional employee stock option plans or changes to existing stock option plan. For avoidance of doubt, this Article

          89(a) shall not apply to the issuance of Preference Shares pursuant to
          Article 5(A)(v);

     (b) consolidate or divide all or any of its share capital (including, in the case of the Company, the Shares) into shares of larger amount than its existing shares, subdivide its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum (in the case of the Company) or into shares without par value, redeem or repurchase of any securities (other than redemption of the Preference Shares under Articles 5 or 16);

     (c) any change to the rights, privileges, preferences, terms and conditions of any existing securities;

     (d) the issuance of any debt or debt instruments in excess of RMB 50 million in any one transaction or RMB 100 million in any consecutive twelve-month period;

     (e) any non-operational transactions, loans, guarantees, mortgages or charges with Affiliates, executives or any party;

     (f) engagement of any business other than photovoltaic business and change of nature or scope of business of the Company or any Subsidiary;

     (g) any acquisition or disposal of assets, businesses or assumption of any debt in connection of such acquisition exceeding RMB 10 million in any one transaction or RMB 20 million in any consecutive twelve-month period;

     (h) any unbudgeted acquisition of fixed assets in an amount exceeding RMB 2 million;

     (i) any unbudgeted expense exceeding RMB 1,500,000 and any unbudgeted monthly expense exceeding 10% of average monthly expenses for the twelve (12) months immediately preceding the incurrence of such expenses;

     (j) any transfer or disposal of material intangible property, including without limitation transfer and licensing of any existing and future patents and trademarks;

     (k)  any capital expenditures;

     (l) any joint ventures, strategic alliances, partnerships or similar arrangement with any third party;

     (m) any loan exceeding RMB 30 million in any one transaction, or any net debt to equity ratio in excess of a ratio of 1.5:1 (net debt is defined as interest bearing debt less cash and cash equivalent);

     (n) any related party transaction with any Shareholder, Director, officers or Affiliates of the Company or its Subsidiaries and their respective Affiliates exceeding RMB 100,000 in one transaction;

     (o) any guarantee or similar obligation by the Company or any Subsidiary relating to Indebtedness of any Person;

     (p) any liquidation, dissolution or winding up of the Company or any Subsidiary;

     (q) any recapitalization, merger, asset swap, sale or transfer of substantially all of the rights to intellectual properties or assets, or other extraordinary transaction;

     (r) conclusion or amendment of any contract or other contractual arrangement with a value exceeding RMB 30 million;

     (s) adoption, amendment, or approval of any strategic plan, annual business plan, the annual budget, mid-year budget and year-end accounting;

     (t) any appointment and change to the chief executive officer, the chief financial officer and chief operating officer of the Company and of its Subsidiaries and any change to their rights and obligations;

     (u) declaration of dividends and other distributions other than dividends to the Investors as set forth in Article 126(B);

     (v)  change in the number of Directors or change of auditor;

     (w)  material changes of compensation and incentive policies;

     (x) any incurrence or creation of pledge, lien, mortgage or any other types of securities interest on the building, plant, office facilities or other fixed assets or equipment of the Company or any Subsidiary exceeding RMB10 million;

     (y) amendment to the Articles or Memorandum, including without limitation increase and decrease in the authorized share capital of the Company or any Subsidiary;

     (z) changes of external auditor or any material change in accounting policies;

     (aa) an Initial Public Offering ("IPO") and IPO related matters, except that with respect to the currently proposed IPO of the Company, unanimous written consent of the Investors will not be required for any matters that affects the Investors' rights and obligations hereunder or the transactions contemplated by the Shareholders Agreement and other Transaction Documents (as defined in the Shareholders Agreement) and that if at an appropriate time prior to the road show by the Company in connection with the currently proposed IPO the board of directors of the Company establishes a steering committee, which shall include at least one CVCI Director and one Legend Director, in each case in accordance with the Shareholders Agreement, to be in charge of matters relating to the proposed IPO and whose resolution will require the affirmative vote of a majority of the members of the committee, including at least the CVCI Director and the Legend Director, unanimous written consent of CVCI, Legend and Good Energies will no longer be required for such IPO-related matters);

     (bb) initiation and settlement of any litigation with a claim that exceeds US$1,000,000;

     (cc) any waiver of a material right or of a material debt;

     (dd) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that is not material to the assets, properties, financial conditions, operating results or business of the Company and the Subsidiaries as currently conducted and proposed to be conducted; and

     (ee) entry into any agreement or understanding to do any of the foregoing.

90 (A) The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

     (B) The Directors shall provide to each of the Investors, promptly after the filing thereof, copies of any registration statement, preliminary prospectus, final prospectus, application for listing or other document filed with any securities regulatory authority or securities exchange in any jurisdiction. The Company shall bear the expenses of all filings of the Investors arising by virtue of Investors' acquisition or holding of the Shares.

     (C) The Directors shall maintain all proper insurance policies on behalf of the Company and on behalf of each of its Directors, officers and, if any, Subsidiaries, at all times in a sufficient amount and with such coverage as is generally maintained by responsible companies in the same industry. If the Company fails to subscribe for such insurance or to pay the insurance premiums or other fees necessary to maintain such insurance, any Investor may (but shall not be obliged to) cause the properties of the Company and each of its Subsidiaries, if any, to be insured or pay the insurance premiums or fees referred to above, and the Company shall reimburse such Shareholder for all expenses it has incurred in connection with this sentence following the Company's receipt of written notice of such expenditures.

     (D) The Directors shall take all necessary steps to protect any and all of the Company's intellectual property rights, including registering all their respective trademarks, brand names and copyrights and wherever prudent applying for patents on their respective technology.

     (E) The Directors and each Existing Shareholder agree that upon receipt of any inquiry, proposal or offer (a "PROPOSAL") with respect to a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any acquisition or similar transaction (including without limitation a tender or exchange offer) involving the purchase (or indirect purchase through the purchase of capital stock of any Subsidiaries) of (i) all or any portion of the assets of the Company or its Subsidiaries or (ii) any share of capital stock of the Company or any of its Subsidiaries, the Company or such Existing Shareholder shall promptly, and in no case later than three Business Days after receipt of such Proposal, cause a written notice to be delivered to each Investor that set forth to the fullest extent possible the details of such Proposal.

     (F) The Directors shall afford the Investors the opportunity to make proposals, recommendations and suggestions to the officers of the Company or its Subsidiaries relating to the business and affairs of the Company or its Subsidiaries.


                      APPOINTMENT AND REMOVAL OF DIRECTORS

91 Each Shareholder shall have the absolute right to remove any director nominated by it at any time at its sole discretion, and each of the Shareholders shall vote its Shares at any Shareholders Meeting or in any written consent of Shareholders so as to effectuate such right. Except as provided in the previous sentence, no Shareholder shall vote for the removal of an Investor Director or an Existing Shareholder Director unless there is Cause.

92   [Intentionally omitted.]


                         VACATION OF OFFICE OF DIRECTOR

93   (A) The office of a Director shall be vacated if:

     93.1 he gives notice in writing to the Company that he resigns the office of Director; or

     93.2 if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

     93.3 if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     93.4 if he is found to be or becomes of unsound mind.


                            PROCEEDINGS OF DIRECTORS

94 All meetings of the Board shall require a quorum of at least a majority of the Directors which shall include at least one CVCI Director, one Legend Director and the Good Energies Director. If such a quorum is not present within sixty (60) minutes after the time appointed for the meeting, the meeting shall be adjourned, the Directors shall reschedule the meeting within fifteen (15) days in good faith and the Directors shall be obliged to participate in such rescheduled meeting in good faith. If a quorum is still not present at such rescheduled meeting, the Directors then present shall be deemed to constitute a quorum and may transact the business specified for the adjourned meeting. Meetings of the Board shall take place at least once in every fiscal quarter unless otherwise determined by the Board. Board meetings shall be held in Shanghai, PRC or Hong Kong or any other location agreed by at least one CVCI Director, one Legend Director, the Good Energies Director and one Existing Shareholder Director; provided, that if the Directors cannot agree on a location for any particular Board meeting, the meeting shall be held in Shanghai, PRC.

95 Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. At any Board meeting, each Director may exercise one vote. The adoption of any resolution of the Board shall require the affirmative vote of a majority of the Directors present at a duly constituted meeting of the Board. Any Director may put forth a resolution which has not been previously included in the meeting agenda for vote at a Board meeting; provided, that the Board shall not adopt any resolution covering any matter that is not specified on the agenda for such meeting unless at least one CVCI Director, one Legend Director and the Good Energies Director are present at such meeting and vote in favor of such resolution. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

96 A person may participate in a meeting of the Directors or committee of Directors by conference telephone, video or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time provided that each Director taking part in the meeting is able to hear each other Director taking part and; provided, further, that each Director must acknowledge his or her presence for the purpose of the meeting and any Director not doing so shall not be entitled to speak or vote at the meeting. Such participation shall constitute presence for purposes of the quorum provisions of Article 94. A Director may not leave the meeting by disconnecting his or her telephone or other means of communication unless he or she has previously obtained the express consent of the Chairman of the Board and a Director shall conclusively be presumed to have been present and formed part of the quorum at all times during the meeting unless he or she has previously obtained the express consent of the Chairman of the Board to leave the meeting as aforesaid. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

97 A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held. The expressions "written" and "signed" include writings or signatures transmitted by facsimile.

98 A meeting of the Board may be called by the Chairman of the Board, or any two Directors giving notice in writing to the Chief Executive Officer of the Company (the "CEO") specifying the date, time, location and agenda for such meeting. The CEO, promptly following receipt of such notice, shall deliver a copy of such notice to each Director, to each alternative Director and to each Shareholder, accompanied by a written agenda specifying the date, time, location and business of such meeting and copies of all papers relevant for such meeting. Not less than fourteen (14) days prior written notice shall be given to each Director, to each alternate Director and to each Shareholder; provided, that such notice period (i) shall not apply in the case of an adjourned meeting pursuant to Article 94,
     (ii) may be reduced or waived with the unanimous written consent of the Directors (or their alternates) either at, before or after the meeting is held and (iii) may be waived by any Director who fails to receive the notice of the meeting but chooses to attend the meeting.

99 The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number or necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

100 The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

101 All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

102 A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.


                              PRESUMPTION OF ASSENT

103 A Director of the Company who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.


                              DIRECTORS' INTERESTS

104 A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

105 A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

106 A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

107 No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

108 A general notice that a Director or alternate Director is a Shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. In carrying out his duties as a director, a Director nominated by a particular Shareholder or Shareholders shall be entitled to take account of the interests of such Shareholder(s) provided that such Director reasonably and honestly considers that those interests are in the best interests of the Company.


                                     MINUTES

109 The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting. All meetings of the Board shall be conducted in Chinese or English, and written minutes of all meetings of the Board shall be prepared in English and provided by the Company to each Director and each Shareholder within ten (10) Business Days after each meeting of the Board.


                         DELEGATION OF DIRECTORS' POWERS

110 The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

111 The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. Without limiting the foregoing, the Board shall establish a compensation committee (the "COMPENSATION COMMITTEE"), whose scope of responsibilities shall include making recommendations to the Board on matters of compensation and benefits for senior executives, including establishment of any employee stock option plans, and an audit committee (the "AUDIT COMMITTEE"), whose responsibilities shall include making recommendation to the Board on matters relating to accounting policies and treatment, internal control and budget. Each such committee established by the Board, including without limitation the Compensation Committee and the Audit Committee, shall consist of five (5) members, three (3) of which shall be appointed by the Existing Shareholders and one (1) of which shall be appointed from the CVCI Directors and one (1) from the Legend Directors; provided that, it shall be a right but not an obligation for the Investor Directors to be appointed to each such committee. All meetings of the Compensation Committee and of the Audit Committee shall require a quorum of at least a majority of the members of such committee, including the CVCI Director and the Legend Director appointed to such committee hereunder.

112 The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

113 The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

114 (A) Subject to Article 114(B) and Article 89(t), the Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment or in Article 114(B), an officer may be removed by resolution of the Directors or Shareholders.

     (B) Subject at all times to Article 89(t) (i) the Existing Shareholders, CVCI, Legend and Good Energies shall appoint the CEO of the

     Company, except that the CEO of the Company immediately after the date of adoption of these amended and restated articles shall be Hanfei Wang and
     (ii) the Existing Shareholders and CVCI, Legend and Good Energies shall jointly appoint the Chief Financial Officer of the Company (the "CFO") and Chief Operating Officer of the Company. Only the Party or Parties who have the right to appoint such officer may remove such officer or fill any vacancy that may arise upon the death, resignation, removal or other departure of such officer, provided that, the Board shall have the right to remove any officer for Cause. The CEO shall report to the Board and manage the day-to-day affairs of the Company subject to the directions and policies of the Board adopted from time to time. The CFO shall report to the CEO and shall be responsible for the financial and accounting aspects of the Company. All other executive officers and members of the senior management of the Company shall be appointed and their scope of their duties determined by the CEO in consultation with the Board.


                               ALTERNATE DIRECTORS

115 Any Director (other than an alternate Director) may by writing (addressed and delivered to the Chairman) appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

116 An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

117 An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

118 Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

119 An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.


                             NO MINIMUM SHAREHOLDING

120 The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.


                            REMUNERATION OF DIRECTORS

121 No Director shall be entitled to any remuneration for serving in such capacity except for: (a) reimbursement of reasonable out-of-pocket expenses in connection with the performance of his or her duties as Director, (b) if such Director is otherwise an employee of or consultant to the Company, remuneration received in such capacity or (c) benefit under any share option scheme or plan of the Company or its Subsidiaries.

122  [INTENTIONALLY OMITTED]


                                      SEAL

123 The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

124 The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

125 A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.


                      DIVIDENDS, DISTRIBUTIONS AND RESERVE

126A Subject to the Statute and this Article 126, the Directors shall declare
     Dividends and distributions solely in respect of the Preference Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute. No Dividend or distribution may be made in respect of any Ordinary Share prior to a Qualifying IPO.

126B Each Preference Share enjoys the right to an annual 3.5% cumulative
     Dividend calculated by reference to the Original Issue Price, payable semi-annually as well as upon completion of the liquidation of the Company or upon redemption/purchase, with the first dividend payable on 31 December, 2006. The first Dividend shall be calculated on and from the Closing up to and including 31 December, 2006.

127 All Dividends shall be declared and paid according to the par value of the Shares that a Shareholder holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

128 The Directors may deduct from any Dividend or distribution payable to any Shareholder all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

129  [INTENTIONALLY OMITTED]

130 Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

131  No Dividend or distribution shall bear interest against the Company.

132 Any Dividend which cannot be paid to a Shareholder and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Shareholder. Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.


                                 CAPITALISATION

133 The Directors may capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Shareholders concerned). The Directors may authorise any person to enter on behalf of all of the Shareholders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.


                                BOOKS OF ACCOUNT

134 (A) The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

     (B) The Directors shall keep proper, complete and accurate books of account in each case in accordance with United States GAAP and such accounts shall be audited annually in accordance with such standards by the auditors selected in accordance with Article 137. The Directors shall also keep such other books of account to the extent required by and in accordance with applicable Law (including the Statute).

135 (A) The Directors shall permit each Shareholder and its authorized representatives the right during normal business hours and upon at least two (2) days' prior notice in writing to the Company to inspect its books and accounting records and those of each of its Subsidiaries, if any, to make extracts and copies therefrom at its own expense and during normal business hours and at reasonable times to have full access to all of the Company's and each of any of its Subsidiary's property and assets and executive officers and directors.

     (B) Each Director shall be entitled to examine the books and accounts of the Company or any Subsidiary of the Company and shall have free access, at all reasonable times and upon reasonable prior notice, to any and all properties and facilities of the Company or any Subsidiary of the Company. The Company shall provide such information relating to the business affairs and financial position of the Company or any Subsidiary of the Company as any Director may require. Any Director may provide such information to his or her nominating Shareholder.

     (C) Commencing on the date of the Shareholders Agreement and ending on the date such Shareholders Agreement is terminated, the executive officers of the Company shall submit to the Board, and obtain their approval of, prior to the start of each fiscal year of the Company, a business plan setting forth the annual budget and operating plan of the Company for such fiscal year, and the Directors shall provide the Investors with the following financial and business information relating to the Company and its
     Subsidiaries:

          (i) no later than forty (40) days after the end of each month, monthly financial/business reporting package in the format to be proposed by Investors;

          (ii) unaudited half-year and quarterly financial statements (including income statement, balance sheet, and cash flow statements), certified by the CFO of the Company within 30 days from the end of each half-year or quarterly period for the Company in the format to be proposed by Investors (on a consolidated basis);

          (iii) unaudited half-year and quarterly financial statements (including income statement, balance sheet, and cash flow statements), certified by the CFO of the Company within 45 days from the end of each half-year or quarterly period, for each of the Company's Subsidiaries in the format to be proposed by Investors;

          (iv) annual consolidated financial statements of the Company within 60 days of the financial year end, and annual audited consolidated financial statements of the Company within three
                (3) months of the financial year end, audited by Company's auditors appointed in accordance with Article 137;

          (v) annual Company revenue and capital budgets not less than 60 days prior to the commencement of each financial year; and

          (vi) other information that may reasonably requested by the Investors from time to time.

136 The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.


                                      AUDIT

137 Each Shareholder shall vote its Shares, and each Shareholder who has nominated a Director pursuant to Article 86(A) shall procure that its nominated Directors shall vote to cause the Board to appoint as the Company's auditors an internationally recognized accounting firm provided that such accounting firm, as of the date of the Shareholders Agreement, shall be one of the affiliates of KPMG, PricewaterhouseCoopers, Ernst & Young or Deloitte Touche Tohmatsu and who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration. CVCI, Legend and Good Energies shall each at its cost have the right to cause a financial audit to be conducted on the Company and each of its Subsidiaries, if any, not more than once per year by an auditor designated by the Investor requesting the audit. In connection with any such audit, the Company (and its Subsidiaries, if applicable) shall furnish to the Shareholders and the auditors conducting such audit such financial and other information relating to the business of the Company and/or any of its Subsidiaries as they may reasonably require. No auditor shall be removed without the unanimous consent of the Investors, as set forth in
     Article 89(v).

138 Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

139 Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Shareholders.

                                     NOTICES

140 Notices shall be in writing and may be given by the Company to any Shareholder either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Shareholder). Any notice, if posted from one country to another, is to be sent airmail.

141 Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

142 A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Shareholder in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

143 Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Shareholder in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Shareholder of record where the Shareholder of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.


                                   WINDING UP

144 (A) If a Liquidation Event shall occur, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in the following order:-

          (I) FIRST, each holder of a Preference Share will be entitled to receive, in preference to any distribution on the Ordinary Shares, its Liquidation Distribution. If the amounts available to the Company is insufficient to pay the Liquidation Distribution on all Preference Shares then in issue in full, the holders of the Preference Shares shall share the available amount on a pro rata basis, according to the number of Preference Shares held;

          (II) SECONDLY, any amounts remaining after the payment in full of all amounts pursuant to (I) above shall be payable equally to all Shareholders on a pro rata basis according to the number of Shares held.

     (B) All amounts payable in a liquidation dissolution, or winding up of the Company in respect of the Preference Shares shall be converted into and be paid to the holders thereof in U.S. dollars at the then effective middle rate of exchange from RMB to U.S. dollars.

145 If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Shareholders in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any asset upon which there is a liability.


                                    INDEMNITY

146 Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Auditors) and the personal representatives of the same (each an "Indemnified Person") shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

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     No Indemnified Person shall be liable (a) for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company or (b) for any loss on account of defect of title to any property of the Company or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (d) for any loss incurred through any bank, broker or other similar Person or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person's office or in relation thereto, unless the same shall happen through such Indemnified Person's own dishonesty.


                                 FINANCIAL YEAR

147 Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.


                         TRANSFER BY WAY OF CONTINUATION

148 If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.